Exhibit 99.1

CEVA, Inc. Announces First Quarter 2023 Financial Results

●	Strategic agreements concluded with leading OEMs for 5G smartphones, Wi-Fi access points, and with a semiconductor player developing a 5G broadband IoT modem
●	Three new Wi-Fi 6 royalty payers in quarter, marking beginning of Wi-Fi 6 royalty cycle
●

Acquisition of RealSpace® 3D Spatial Audio business from VisiSonics Corporation, extending CEVA’s embedded application software licensing business and enhancing the company’s capabilities in the fast-growing hearables and IoT markets

ROCKVILLE, MD., May 10, 2023 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies and custom SoC solutions, today announced its financial results for the first quarter ended March 31, 2023.

Total revenue for the first quarter of 2023 was $28.7 million, a 16% decrease compared to $34.4 million reported for the first quarter of 2022. First quarter 2023 licensing, non-recurring engineering (NRE) and related revenue was $20.7 million, a decrease of 7% when compared to $22.4 million reported for the same quarter a year ago. Royalty revenue for the first quarter of 2023 was $8.0 million, a decrease of 33% when compared to $12.0 million reported for the first quarter of 2022.

Amir Panush, Chief Executive Officer of CEVA, stated: “Our licensing business continued to show resilience in the first quarter, underpinned by strategic agreements for our 5G DSPs with a leading Android smartphone OEM and a wireless semiconductor company, and for our Wi-Fi 6 platform with a global leader of Wi-Fi access points. Royalties were impacted by customer inventory adjustments and prolonged weak demand for smartphones and PCs. Beyond these verticals, we are excited by record high royalty revenue contributions from our cellular IoT and Wi-Fi customers in the quarter.”

Mr. Panush added, “With the acquisition of the VisiSonics 3D spatial audio business announced today, we have taken an additional step in building our future strategy, bolstering our OEM application software licensing business with a best-in-class solution that expands our offerings in the high-volume hearable and consumer IoT markets including earbuds, headphones, gaming headsets and beyond.”

During the quarter, thirteen IP license and NRE agreements were concluded, targeting a wide variety of end markets and applications, including 5G for smartphones and broadband IoT, Wi-Fi 6 for access points and mesh networks, Bluetooth connectivity for TWS earbuds, consumer IoT and industrial devices, sensor fusion for robot vacuum cleaners and AI for automotive ADAS. Five agreements were with first-time customers.

GAAP gross margin for the first quarter of 2023 was 82%, as compared to GAAP gross margin of 81% for the same period in 2022. GAAP operating loss for the first quarter of 2023 was $4.8 million, as compared to a GAAP operating income of $0.5 million for the same period in 2022. GAAP net loss for the first quarter of 2023 was $4.9 million, as compared to a GAAP net loss of $1.7 million reported for the same period in 2022. GAAP diluted losses per share for the first quarter of 2023 was $0.21, as compared to a GAAP diluted losses per share of $0.07 for the same period in 2022.

Non-GAAP gross margin for the first quarters of 2023 and 2022 was both 84%. Non-GAAP operating income for the first quarter of 2023 was $0.07 million, as compared to $5.5 million reported for the first quarter of 2022. Non-GAAP net income and diluted earnings per share for the first quarter of 2023 were $0.1 million and $0.0, respectively, compared with $4.2 million and $0.18, respectively, reported for the first quarter of 2022.

Non-GAAP gross margin for the first quarter of 2023 excluded: (a) equity-based compensation expenses of $0.4 million and, (b) amortization of acquired intangibles of $0.3 million. Non-GAAP gross margin for the first quarter of 2022 excluded: (a) equity-based compensation expenses of $0.3 million and (b) amortization of acquired intangibles of $0.5 million.

Non-GAAP operating income for the first quarter of 2023 excluded: (a) equity-based compensation expenses of $3.9 million, (b) the impact of the amortization of acquired intangibles of $0.7 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT technologies and (c) $0.3 million of costs associated with the Intrinsix acquisition. Non-GAAP operating income for the first quarter of 2022 excluded: (a) equity-based compensation expenses of $3.4 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs business and investments in NB-IoT and Immervision technologies and (c) $0.3 million of costs associated with the Intrinsix acquisition.

Non-GAAP net income and diluted earnings per share for the first quarter of 2023 excluded: (a) equity-based compensation expenses of $3.9 million, (b) the impact of the amortization of acquired intangibles of $0.7 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) $0.1 million associated with the reevaluation of an investment in another company. Non-GAAP net income and diluted earnings per share for the first quarter of 2022 excluded: (a) equity-based compensation expenses of $3.4 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) $0.9 million loss, net of taxes, associated with the reevaluation of an investment in another company.

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “Despite challenging market conditions this quarter, we remain well positioned to benefit from the long-term global megatrends of 5G, IoT and AI. Connectivity is at the forefront of these trends, and we continue to build upon our unrivalled position as the leading licensor of 5G, Bluetooth, Wi-Fi and cellular IoT platforms. Of note, in the quarter three new Wi-Fi 6 customers reported royalties for the first time, marking the next phase of royalty growth for our connectivity products. Our balance sheet remains strong to support our goals in building our future strategy.”

CEVA Conference Call

On May 10, 2023, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/mZq5jdVx2Y1. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (conference replay code: 4990940) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on May 17, 2023. The replay will also be available at CEVA's web site www.ceva-dsp.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding the impact of the ViviSonics 3D acquisition, CEVA’s ability to benefit from long term trends, CEVA’s ability to fund its future strategy, and CEVA’s growth prospects and potential. The risks, uncertainties and assumptions that could cause differing CEVA results include: the scope and duration of the COVID-19 pandemic; the extent and length of the restrictions associated with the COVID-19 pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets, including in the base station and IoT markets, and maintaining our market position in existing markets; our ability to diversify the company's royalty streams, the ability of products incorporating our technologies to achieve market acceptance, the maturation of the connectivity, IoT and 5G markets, the effect of intense industry competition and consolidation, global chip market trends, including supply chain issues as a result of COVID-19 and other factors, the possibility that markets for CEVA's technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; our ability to successfully integrate Intrinsix into our business; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies and custom SoC solutions for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms, cryptography cores and complementary embedded software for sensor fusion, image enhancement, computer vision, spatial audio, voice input and artificial intelligence. These technologies are offered in combination with our Intrinsix IP integration services, helping our customers address their most complex and time-critical integrated circuit design projects. Leveraging our technologies and chip design skills, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial, aerospace & defense and IoT.

Our DSP-based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For motion sensing solutions, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth connectivity (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB), NB-IoT and GNSS are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook, LinkedIn and Instagram.

Source: CEVA, Inc.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended
	March 31,
	2023	2022
	Unaudited	Unaudited
Revenues:
Licensing, NRE and related revenues	$20,721	$22,393
Royalties	8,014	11,998

Total revenues	28,735	34,391

Cost of revenues	5,315	6,404

Gross profit	23,420	27,987

Operating expenses:
Research and development, net	20,791	20,210
Sales and marketing	3,045	2,923
General and administrative	4,048	3,636
Amortization of intangible assets	329	750
Total operating expenses	28,213	27,519

Operating income (loss)	(4,793)	468
Financial income, net	1,455	282
Remeasurement of marketable equity securities	(117)	(1,131)

Loss before taxes on income	(3,455)	(381)
Income tax expense	1,417	1,315

Net loss	$(4,872)	$(1,696)

Basic net loss per share	$(0.21)	$(0.07)
Diluted Net loss per share	$(0.21)	$(0.07)
Weighted-average shares used to compute net loss per share (in thousands):
Basic	23,334	23,103
Diluted	23,334	23,103

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended
	March 31,
	2023	2022
	Unaudited	Unaudited
GAAP net loss	$(4,872)	$(1,696)
Equity-based compensation expense included in cost of revenues	404	339
Equity-based compensation expense included in research and development expenses	2,173	1,995
Equity-based compensation expense included in sales and marketing expenses	393	333
Equity-based compensation expense included in general and administrative expenses	889	722
Amortization of intangible assets related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	677	1,282
Costs associated with the Intrinsix acquisition	326	326
Loss associated with the remeasurement of marketable equity securities, net of taxes.	117	871
NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	0	42
Non-GAAP net income	$107	$4,214
GAAP weighted-average number of Common Stock used in computation of diluted net loss and loss per share (in thousands)	23,334	23,103
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	1,021	772
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	24,355	23,875

GAAP diluted loss per share	$(0.21)	$(0.07)
Equity-based compensation expense	$0.17	$0.14
Amortization of intangible assets related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	$0.03	$0.06
Costs associated with the Intrinsix acquisition	$0.01	$0.01
Loss associated with the remeasurement of marketable equity securities, net of taxes.	$0.00	$0.04
Non-GAAP diluted earnings per share	$0.00	$0.18

	Three months ended
	March 31,
	2023	2022
	Unaudited	Unaudited
GAAP Operating Income (loss)	$(4,793)	$468
Equity-based compensation expense included in cost of revenues	404	339
Equity-based compensation expense included in research and development expenses	2,173	1,995
Equity-based compensation expense included in sales and marketing expenses	393	333
Equity-based compensation expense included in general and administrative expenses	889	722
Amortization of intangible assets related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	677	1,282
Costs associated with the Intrinsix acquisition	326	326
Purchase price allocation (PPA) for the Intrinsix acquisition	0	42
Total non-GAAP Operating Income	$69	$5,507

	Three months ended
	March 31,
	2023	2022
	Unaudited	Unaudited

GAAP Gross Profit	$23,420	$27,987
GAAP Gross Margin	82%	81%

Additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	0	42
Equity-based compensation expense included in cost of revenues	404	339
Amortization of intangible assets related to acquisition of Intrinsix and investments in NB-IoT and Immervision technologies	348	532
Total Non-GAAP Gross profit	24,172	28,900
Non-GAAP Gross Margin	84%	84%

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	March 31,	December 31,
	2023	2022 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$24,483	$21,285
Marketable securities and short-term bank deposits	112,306	118,194
Trade receivables, net	17,430	12,297
Unbilled receivables	17,577	18,953
Prepaid expenses and other current assets	8,766	6,896
Total current assets	180,562	177,625
Long-term assets:
Bank deposits	8,280	8,205
Severance pay fund	8,183	8,475
Deferred tax assets, net	9,434	8,599
Property and equipment, net	6,696	7,099
Operating lease right-of-use assets	10,034	10,283
Investment in marketable equity securities	291	408
Goodwill	74,777	74,777
Intangible assets, net	6,003	6,680
Other long-term assets	6,874	6,291
Total assets	$311,134	$308,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,820	$1,995
Deferred revenues	4,006	3,168
Accrued expenses and other payables	26,353	25,133
Operating lease liabilities	2,858	2,982
Total current liabilities	35,037	33,278

Long-term liabilities:
Accrued severance pay	9,064	9,064
Operating lease liabilities	6,530	6,703
Other accrued liabilities	633	526
Total liabilities	51,264	49,571

Stockholders’ equity:
Common stock	23	23
Additional paid in-capital	243,141	242,841
Treasury stock	(4,672)	(9,904)
Accumulated other comprehensive loss	(5,910)	(6,249)
Retained earnings	27,288	32,160
Total stockholders’ equity	259,870	258,871
Total liabilities and stockholders’ equity	$311,134	$308,442

(*) Derived from audited financial statements